Exhibit 99.1

Legal Technology Solutions Provider Epiq Systems

Reports Second Quarter 2015 Results and Reaffirms 2015 Outlook

Conference Call Today at 4:30 pm ET

Kansas City, KS (August 3, 2015) – Epiq Systems, Inc. (NASDAQ: EPIQ), a leading global provider of integrated technology solutions for the legal profession, today announced results for its second quarter ended June 30, 2015. Epiq will hold a conference call today at 4:30 pm ET to review its results (details below).

Summary Results (Unaudited)
	Q2
(In millions, except share count and per share data)	2015	2014
Segment Operating Revenue
Technology	$93.2	$78.5
Bankruptcy & Settlement Administration	$37.4	$36.9
Total Operating Revenue	$130.6	$115.4
Net Loss	($3.2)	($3.4)
Net Loss Per Diluted Share	($0.09)	($0.10)
Adjusted EBITDA(1)	$24.7	$24.7
Adjusted Net Income(1)	$6.7	$7.4
Adjusted Earnings Per Share(1) (Diluted)	$0.18	$0.21
Adjusted Diluted Shares (in thousands)	37,119	35,765
Net Cash from Operating Activities	$24.1	$19.6

(1)	Adjusted net income, adjusted EBITDA and adjusted earnings per share are all non-GAAP financial measures. See the accompanying tables herein for information regarding these measures and reconciliation to the most comparable GAAP measure.

Q2 Financial Overview

Epiq’s second quarter 2015 operating revenue increased by 13% year over year reflecting higher demand for global electronic discovery (eDiscovery) solutions and including $7.7 million from recently acquired Iris Data Services, both within the Technology segment. Quarterly Adjusted EBITDA of $24.7 million and Adjusted EPS of $0.18 per diluted share were in line with company expectations.

International eDiscovery operations continue to provide double-digit revenue growth but downward pricing pressure in North American electronically stored information (ESI) services negatively impacted operating margins. A modest increase in Bankruptcy and Settlement Administration operating revenue was due primarily to services provided for large class action and data breach engagements during the second quarter.

The second quarter 2015 net loss was primarily due to acquisition related expenses of $1.0 million and amortization of identifiable intangible assets of $2.9 million resulting from the acquisition of Iris Data Services.

Total quarterly capital expenditures, including software development costs and unallocated corporate expenses, declined over 30% in the current quarter compared to the same period last year. Net cash provided by operating activities increased by $4.5 million compared to the prior year period.

Recent Business Highlights

•	Completed the acquisition of Iris Data Services on April 30, 2015. Iris was named Best eDiscovery Managed Services Provider at the ALM LegalTech News Innovation awards in July 2015.

•	Appointed key senior business leaders, including:

•	Ellen Jones Polhamus, senior vice president, eDiscovery client services

•	Pamela Corrie, managing director, corporate restructuring

•	Jill Bauer, managing director, Chapter 7 bankruptcy solutions and fiduciary services

•	Catherine Ostheimer, vice president, marketing and communications

•	Declared dividend of $0.09 per share, Epiq’s 21st consecutive quarterly dividend.

“Epiq’s technology platform, expertise and growing global footprint position our company as a leader to serve a broad range of needs within the legal community,” said Tom W. Olofson, chairman and CEO of Epiq Systems. “Our eDiscovery revenues rebounded from a decline in the first quarter of 2015 to grow nearly 22% in the most recent quarter, before adding two months of revenue contribution from our acquisition of Iris Data Services. We also demonstrated success winning new engagements and expanding our service delivery in bankruptcy and settlement administration.

“Our acquisition of Iris Data Services closed on April 30, and we are making solid progress on the integration of back-office functions, such as HR and finance, as well as the sales organizations. The addition of Iris’s market leading managed services solutions enhances our mix of transactional and recurring revenue while also broadening our client base. Importantly, the demand for managed services continues to grow as we have already signed 12 new clients year to date in 2015, compared to 15 new clients for the full year 2014, and we have completed 20 contract extensions with existing clients. This trend demonstrates our commitment to delivering an efficient, market-leading and cost-effective experience to our clients. We will continue to build on this track record to drive value for our clients and shareholders.”

Segment Review

Technology Segment (eDiscovery)
	Q2
(In millions)(Unaudited)	2015	2014
Operating Revenue	$93.2	$78.5
Adjusted EBITDA	$24.0	$20.5
Operating Revenue Mix
By Service Type
Electronically Stored Information (ESI)	57%	54%
Document Review	43%	46%
By Region
North America	80%	81%
Europe and Asia	20%	19%

Epiq’s Technology segment provides integrated technology solutions for electronic discovery (eDiscovery), including global electronically stored information (ESI) and global document review. The proportion of higher margin ESI revenue relative to document review increased during the second quarter of 2015 on a year over year basis and pricing pressure in North American ESI services continued to impact operating margins. The increase in Adjusted EBITDA relative to last year’s quarter was supported by higher margin work in Europe and Asia and incremental business from Iris Data Services.

Bankruptcy and Settlement Administration Segment
	Q2
(In millions)(Unaudited)	2015	2014
Operating Revenue	$37.4	$36.9
Adjusted EBITDA	$9.5	$13.9

A low level of Chapter 11 bankruptcy filings persisted in the second quarter, a trend that is expected to continue for the balance of 2015. According to the American Bankruptcy Institute, total bankruptcy filings in the United States decreased 12 percent in the first six months of 2015 compared to the prior year with commercial filings down 19 percent for the same period. Epiq continues to win non-traditional work and special projects from current clients to supplement operating revenue in this segment. Services provided for large class action and data breach engagements during the second quarter helped to drive a year over year increase in segment revenue. Segment Adjusted EBITDA declined primarily due to an increase in lower margin noticing and mailing services provided for those engagements and a decrease in bankruptcy related services compared to the same period last year.

2015 Financial Guidance

Epiq confirmed its 2015 financial outlook based on currently available information. As previously disclosed, for the full year 2015 operating revenue is expected to range between $500 and $520 million, adjusted EBITDA between $109 and 115 million and adjusted EPS between $0.90 and $0.96.

Conference Call Information:

Call Dial in:	(877) 303-6311 or (631) 813-4730

Webcast URL:	http://www.epiqsystems.com/investors/corporate-overview/

Audio replay:	(855) 859-2056, ID# 87248410, available through August 10, 2015

About Epiq Systems

Epiq Systems is a leading global provider of integrated technology solutions for the legal profession, including electronic discovery, bankruptcy, and class action and mass tort administration. We offer full-service capabilities to support litigation, investigations, financial transactions, regulatory compliance and other legal matters. Our innovative technology and services, deep subject-matter expertise and global presence spanning 45 countries served from 20 locations allow us to provide secure, reliable solutions to the worldwide legal community. Visit us at www.epiqsystems.com.

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) adjusted net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, intangible asset impairment expense, acquisition and related expense, one-time technology expense, loan fee amortization, litigation expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic review expense, and the effect of tax adjustments that are outside of Epiq Systems’ anticipated effective tax rate, all net of tax), (ii) adjusted earnings per share, calculated as adjusted net income on a fully diluted per share basis, and (iii) adjusted EBITDA (net income adjusted for depreciation and amortization, share-based compensation, intangible asset impairment expense, acquisition and related expense, one-time technology expense, net expense related to financing, litigation expense, timing of recognition of expense, reorganization expense, gain or loss on disposition of assets, strategic review expense, and provision for (benefit from) income taxes). Income taxes typically represent a complex element of a company’s income statement and effective tax rates can vary widely between different periods. Epiq Systems uses an approximate statutory tax rate of 40% to reflect income tax effects in the presentation of its adjusted net income and adjusted net income per share. Utilization of an approximate statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance of the company across historical periods.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its shareholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release includes forward-looking statements. These forward-looking statements include, but are not limited to any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products and services; our ability to consummate acquisitions, successfully integrate them into our operations and achieve expected synergies; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations. In this press release, we make statements that plan for or anticipate the future. Forward-looking statements may be identified by words or phrases such as “believe,” “expect,” “anticipate,” “should,” “planned,” “may,” “estimated,” “goal,” “objective,” “seeks,” and “potential” and variations of these words and similar expressions or negatives of these words. Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, provide a “safe harbor” for forward-looking statements. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) failure to keep pace with technological changes and significant changes in the competitive environment, (2) risks associated with cyber-attacks, interruptions or delays in services at data centers, (3) risks of errors or failures of software or services, (4) interruptions or delays in service at data centers we utilize for delivery of our services, (5) undetected errors in, and failure of operation of, software products releases, (6) our reliance on third-party hardware and software, (7) failure of our financial, operating and information systems to operate as intended, (8) our inability to attract, develop and retain executives and other qualified employees, (9) risks associated with the integration of acquisitions into our existing business operations, (10) risks associated with our international operations, (11) lack of protection of our intellectual property through patents and formal copyright registration, (12) risks of litigation against us for infringement of proprietary rights, (13) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (14) any material non-cash write-downs based on impairment of our goodwill, (15) fluctuations in our quarterly results that could cause fluctuations in the market price of our common stock, (16) our inability to maintain compliance with debt covenant ratios, (17) risks associated with indebtedness and interest rate fluctuations, (18) risks associated with provisions of our articles of incorporation that prevent a takeover of Epiq, (19) overall strength and stability of general economic conditions, both in the United States and in the global markets, (20) the impact of our current review process of strategic alternatives, and (21) other risks detailed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, there may be other factors not included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Investor Contacts
Kelly Bailey	Chris Eddy or David Collins
Epiq Systems	Catalyst Global
913-621-9500	212-924-9800
ir@epiqsystems.com	epiq@catalyst-ir.com

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
REVENUE:
Operating revenue	$130,557	$115,451	$238,312	$231,671
Reimbursable expenses	7,453	9,605	18,726	16,656

Total Revenue	138,010	125,056	257,038	248,327

OPERATING EXPENSE:
Direct cost of operating revenue (exclusive of depreciation and amortization shown separately below)	67,901	57,533	118,930	115,168
Reimbursable expenses	7,290	9,434	17,794	16,237
Selling, general and administrative expense	44,773	46,374	83,837	90,538
Depreciation and software and leasehold amortization	9,498	9,255	18,263	17,955
Amortization of identifiable intangible assets	4,810	3,166	7,495	6,286
Impairment of goodwill and identifiable intangible assets	1,162	—	1,162	—
Fair value adjustment to contingent consideration	(1,201)	—	(1,201)	1,142
Other operating expense, net	2,861	496	2,998	577

Total Operating Expense	137,094	126,258	249,278	247,903

INCOME (LOSS) FROM OPERATIONS	916	(1,202)	7,760	424

INTEREST EXPENSE (INCOME):
Interest expense	5,480	3,852	9,709	8,729
Interest income	(1)	(9)	(5)	(13)

Net Interest Expense	5,479	3,843	9,704	8,716

LOSS BEFORE INCOME TAXES	(4,563)	(5,045)	(1,944)	(8,292)

BENEFIT FROM INCOME TAXES	(1,322)	(1,626)	(436)	(2,575)

NET LOSS	($3,241)	(3,419)	($1,508)	($5,717)

NET LOSS PER COMMON SHARE INFORMATION:
Basic	($0.09)	($0.10)	($0.04)	($0.16)
Diluted	($0.09)	($0.10)	($0.04)	($0.16)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	36,536	35,365	36,409	35,115
Diluted	36,536	35,365	36,409	35,115
Cash dividends declared per common share	$0.09	$0.09	$0.18	$0.18

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2015	December 31, 2014
ASSETS:
Cash and cash equivalents	$18,916	$54,226
Trade accounts receivable, net	148,158	117,854
Property and equipment, net	78,910	70,579
Internally developed software, net	15,134	14,713
Goodwill	478,970	404,187
Other intangibles, net	55,795	29,605
Other	58,488	47,088

Total Assets	$854,371	$738,252

LIABILITIES:
Current liabilities, excluding debt	69,880	53,395
Indebtedness	410,652	313,481
Other non-current liabilities	50,999	46,439
Total Equity	322,840	324,937

Total Liabilities and Equity	$854,371	$738,252

EPIQ SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	($1,508)	($5,717)
Non-cash adjustments to loss:
Depreciation and amortization	25,758	24,241
Other, net	11,731	5,615
Changes in operating assets and liabilities, net
Trade accounts receivable	(14,958)	6,907
Other, net	6,908	(12,276)

Net cash provided by operating activities	27,931	18,770

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment; and internally developed software	(16,330)	(22,531)
Cash paid for business acquisitions, net of cash acquired	(123,649)	(302)
Other	108	209

Net cash used in investing activities	(139,871)	(22,624)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	87,643	(4,285)
Common stock repurchases	(4,017)	(3,627)
Cash dividends paid	(6,629)	(6,334)
Payment of acquisition-related liabilities	(29)	(4,957)
Debt issuance costs	(1,644)	(837)
Other, net	1,518	6,978

Net cash provided by (used in) financing activities	76,842	(13,062)

Effect of exchange rate changes on cash	(212)	1,570

NET DECREASE IN CASH AND CASH EQUIVALENTS	($35,310)	($15,346)

EPIQ SYSTEMS, INC.

RECONCILIATION OF NET LOSS

TO ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
NET LOSS	($3,241)	($3,419)	($1,508)	($5,717)
Plus:
Depreciation and amortization expense	14,308	12,421	25,758	24,241
Share-based compensation expense	5,305	737	6,926	4,276
Intangible asset impairment expense	1,162	—	1,162	—
Acquisition and related expense (1)	1,710	211	1,915	1,800
One-time technology expense (2)	—	1,532	—	3,645
Expense related to financing, net (3)	5,383	3,767	9,493	8,637
Litigation (recovery) expense, net (4)	17	1,457	(504)	1,569
Timing of recognition of expense (5)	—	—	(290)	—
Reorganization expense (6)	790	9,267	1,972	11,922
(Gain) Loss on disposition of assets	(31)	351	(13)	351
Strategic review expense	632	—	1,678	—
Benefit from income taxes	(1,322)	(1,626)	(436)	(2,575)

	27,954	28,117	47,661	53,866

ADJUSTED EBITDA	$24,713	$24,698	$46,153	$48,149

(1)	Acquisition and related expense includes one-time costs associated with acquisitions and fair value adjustments to contingent consideration.
(2)	One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(3)	Expense related to financing is net of interest income.
(4)	Litigation expense and recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.

EPIQ SYSTEMS, INC.

RECONCILIATION OF NET LOSS

TO ADJUSTED NET INCOME

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
NET LOSS	($3,241)	($3,419)	($1,508)	($5,717)
Plus (net of tax) (1) :
Amortization of acquisition intangibles	2,886	1,900	4,497	3,772
Share-based compensation	3,183	442	4,156	2,566
Intangible asset impairment expense	697	—	697	—
Acquisition and related expense (2)	1,029	163	1,175	1,149
One-time technology expense (3)	—	919	—	2,187
Loan fee amortization and write-off	631	219	993	900
Litigation (recovery) expense, net (4)	147	1,016	(24)	1,225
Timing of recognition of expense (5)	—	—	(174)	—
Reorganization expense (6)	474	5,560	1,183	7,153
(Gain) Loss on disposition of assets	(19)	210	(8)	210
Strategic review expense	379	—	1,007	—
Effective tax rate adjustment (7)	503	392	341	742

	9,910	10,821	13,843	19,904

ADJUSTED NET INCOME	$6,669	$7,402	$12,335	$14,187

ADJUSTED EARNINGS PER SHARE – DILUTED	$0.18	0.21	$0.33	$0.40

(1)	Individual adjustments are calculated using a tax rate of 40%.
(2)	Acquisition and related expense includes one-time costs associated with acquisitions and fair value adjustments to contingent consideration.
(3)	One-time technology related costs associated with security and consolidation of data centers from acquisitions.
(4)	Litigation expense or recovery related to significant one-time matters.
(5)	Adjustment to match timing of expenses to be consistent with timing of GAAP revenue and recoveries for settlement administration matters.
(6)	Expenses primarily related to one-time charges for post-employment benefits.
(7)	The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a tax rate of 40%.

EPIQ SYSTEMS, INC.

OPERATING REVENUE

(Unaudited)

(In thousands)

	Three months ended June, 30		Six months ended June, 30
	2015	2014	2015	2014
Technology	$93,159	$78,523	$163,182	$159,692

Bankruptcy	17,629	23,890	37,711	41,255
Settlement Administration	19,769	13,038	37,419	30,724

Total Bankruptcy and Settlement Administration	37,398	36,928	75,130	71,979

TOTAL OPERATING REVENUE	$130,557	$115,451	$238,312	$231,671

EPIQ SYSTEMS, INC.

ADJUSTED EBITDA

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Technology	$24,042	$20,537	$42,251	$42,835
Bankruptcy and Settlement Administration	9,477	13,903	22,181	25,854
Unallocated Corporate (1)	(8,806)	(9,742)	(18,279)	(20,540)

TOTAL ADJUSTED EBITDA	$24,713	$24,698	$46,153	$48,149

(1)	Unallocated corporate adjusted EBITDA excludes expenses related to share-based compensation, impairment expense related to acquired intangible assets, acquisition and related expense, including fair value adjustments to contingent consideration, one-time technology expense, non-routine litigation expense or recovery, timing of recognition of expense, gain or loss on disposition of assets, strategic review expense, and one-time reorganization expense.

EPIQ SYSTEMS, INC.

CALCULATION OF NET LOSS PER SHARE AND

DILUTED ADJUSTED EARNINGS PER SHARE

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
NET LOSS	($3,241)	($3,419)	($1,508)	($5,717)

BASIC WEIGHTED AVERAGE SHARES	36,536	35,365	36,409	35,115
Adjustment to reflect share-based awards	—	—	—	—

DILUTED WEIGHTED AVERAGE SHARES(1)	36,536	35,365	36,409	35,115

NET LOSS PER SHARE – DILUTED	($0.09)	($0.10)	($0.04)	($0.16)

ADJUSTED NET INCOME	$6,669	$7,402	$12,335	$14,187

BASIC WEIGHTED AVERAGE SHARES	36,536	35,365	36,409	35,115
Adjustment to reflect share-based awards	583	391	607	236

DILUTED WEIGHTED AVERAGE SHARES	37,119	35,756	37,016	35,351

ADJUSTED EARNINGS PER SHARE - DILUTED	$0.18	$0.21	$0.33	$0.40

(1)	Diluted weighted average shares outstanding for the three and six months ended June 30, 2015 and 2014 exclude the dilutive impact of options outstanding due to the GAAP net loss reported for the respective periods.